Exhibit 99.1

For immediate release

Endeavour Announces

First Quarter Financial and Operating Results for 2009

Houston, May 1, 2009 – Endeavour International Corporation (NYSE-AMEX: END) (LSE: ENDV) today reported discretionary cash flow for first quarter 2009 of $23.4 million and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) of $17.9 million. For the period, net loss to common stockholders, excluding the impairment charge caused by falling natural gas prices of $29.4 million, unrealized gains on derivatives and currency impacts on deferred taxes (net loss, as adjusted), was $2.2 million as compared to a loss of $4.7 million in the same quarter in 2008.

“The first quarter of 2009 was the best in our history for drilling results and of strategic importance for the company,” said William L. Transier, chairman, chief executive officer and president. “Successful appraisal wells at our Rochelle and Cygnus fields in the North Sea significantly enhanced our reserve base and will serve as the foundation for substantial production growth over the next two years. The sale of our Norway assets demonstrates the true value within Endeavour. The proceeds and our continuing cash flow from producing assets will provide the secure financial platform from which to pursue our growth strategies in the United Kingdom and United States.”

On a GAAP basis, net loss to common stockholders for the first quarter of 2009 was $19.5 million or $0.15 per diluted share as compared to a loss of $19.5 million or $0.15 per diluted share in the same quarter in 2008. The impairment charge recorded in the first quarter of 2009 resulted primarily from a 50 percent drop in North Sea natural gas prices during the period. Under U.S. generally accepted accounting principles, the company’s oil and gas hedges cannot be considered in the current impairment calculations and, if used, would have eliminated the need for the impairment.

Highlights for the first quarter are as follows:

The sale of Endeavour Energy Norge AS for USD $150 million – The company announced in early April that it signed a definitive agreement with Verbundnetz Gas AG, a German utility, to divest its Norwegian subsidiary. The proposed sale will generate a significant amount of capital that will enable Endeavour to pursue a number of strategic opportunities, including accelerating the development of its drilling successes in the United Kingdom and actively pursuing shorter-cycle, lower-cost opportunities in the United States. After allocation of $68 million of goodwill to the assets being sold, the company expects to recognize a gain at closing of approximately $47 million. The transaction is expected to be completed by the end of May.

Continued successful appraisal drilling at two of the company’s major field developments – Endeavour participated in the drilling of three appraisal wells in the United Kingdom sector of the North Sea resulting in a significant increase in the overall potential of the previous discoveries.

•	Cygnus – Two appraisal wells drilled in Block 44/12a in the Southern Gas Basin during the first quarter successfully extended the productive area of the Cygnus area to a second and third fault block. The company estimates that gross recoverable reserves from the eastern portion of the field alone may be in excess of 500 billion cubic feet. This number is expected to increase as the fourth and fifth fault blocks are drilled and proven successful. A revised field development plan for the area was submitted to the Department of Energy and Climate Change (DECC) in March that called for a phased development scenario with initial production to begin in the fourth quarter of 2010. Endeavour holds a 12.5 percent interest in the Cygnus area spread over two United Kingdom blocks, 44/11a and 12a.

•

Rochelle – The commerciality of the undeveloped Rochelle discovery in Block 15/27 was confirmed when the Rochelle 15/27-11 well tested at flow rates of 41 million cubic feet of gas per day and 2,300 barrels of oil condensate per day from perforations in the upper 20-foot section of a 77-foot hydrocarbon column. Reserves are estimated at more than 30 million barrels of oil equivalent. The company is developing a plan for the exploitation of the Rochelle field and expects to file a field development plan with the DECC by the end of 2009. Endeavour holds a 55.6 percent interest in the well and is operator for the block.

Three active exploratory prospects in progress – Drilling operations have commenced on two more wells as part of the company’s 2009 exploration campaign and testing continues at a third well.

•

Tesla – An exploratory well began drilling this week at the Tesla prospect on Block 22/24c in the United Kingdom sector of the North Sea. Plans call for the well to be drilled to a projected 15,300 feet to test the gas condensate reserve potential of the Triassic Judy sandstones. Endeavour holds a 15 percent working interest in the well.

•

Dalwhinnie – Endeavour is participating in its third South Texas well since launching its onshore initiative in the United States in late 2008. The Dalwhinnie prospect in Wharton County began drilling in mid-April. Endeavour holds a 20 percent working interest in the prospect.

•

Alligator Bayou – The Armour Runnels #1 in Matagorda County in South Texas has been drilled to 23,800 feet with numerous potential gas sands. Testing is in progress and will be reported once there are definitive results. Endeavour holds a 10 percent interest in the prospect.

The signing of a participation agreement for onshore exploration and development opportunities in the United States – In April, Endeavour entered into a definitive agreement with Caza Petroleum Inc., a subsidiary of Caza Oil and Gas, Inc., to participate in a jointly established exploration and development program covering Caza’s onshore acreage position and opportunity portfolio in the United States. During the initial two-year term of the agreement, Endeavour will have the option but not the obligation to participate in the acquisition, exploration and appraisal activities of selected assets. Caza currently holds interests in 42,000 gross acres in Texas, New Mexico and Louisiana.

Continuing progress in debt reduction – Endeavour repaid $10 million in long term debt during the quarter. In conjunction with the sale of its Norwegian subsidiary, the company anticipates reducing debt by an additional $25—$30 million which will decrease Endeavour’s net debt to approximately $50 million.

Revised Guidance for Year 2009

The table below sets forth estimates for the company’s operating statistics for the full year ending December 31, 2009 following the completion of the sale of Endeavour Energy Norge AS.

Estimated Average Production (A)
Daily Production (boepd)	4,000	to	5,000

Differentials (B)
Oil ($/bbl)	$(5.50)	to	$(6.50)
Gas ($/mcf)	$(0.10)	to	$(0.20)

Gas Percentage of Total	50%	to	55%
Lease Operating Expense (per barrel)	$9.50	to	$12.00

(A)	Actual results may differ materially from these estimates.
(B)	For purposes of the estimates, assumptions of price differentials are based on location, quality and other factors, excluding the effects of derivative financial instruments. Gas price differentials are stated as premiums (discounts) from National Balancing Point pricing, and oil price differentials are stated as premiums (discounts) from Dated Brent pricing.

Earnings Conference Call Today, Friday, May 1, 2009 at 9:00 a.m., Central Daylight Time, 3:00 p.m. British Summer Time

Endeavour will host an analyst conference call and web cast today, Friday, May 1, 2009, to discuss its 2009 first quarter financial and operating results at 9 a.m. Central Daylight Time, 3 p.m. British Summer Time. To participate and ask questions during the conference call, dial the local country telephone number and the confirmation code 4312643. The toll-free numbers are 888-708-5692 in the United States, 0 800 051 7166 in the United Kingdom, and 800 191 83 in Norway. Other international callers should dial 913-312-0962 (tolls apply). To listen only to the live audio web cast, access Endeavour’s home page at http://www.endeavourcorp.com. A replay will be available beginning at 12:00 p.m. Central Daylight Time on May 1 through 12:00 p.m. on May 7 by dialing toll free 888-203-1112 (U.S.) or 719-457-0820 (international), confirmation code 4312643.

Endeavour International Corporation is an oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea and the United States. For more information, visit http://www.endeavourcorp.com.

Additional information for investors:

Certain statements in this press release are forward-looking and are based upon Endeavour’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Endeavour plans, expects, believes, projects, estimates, or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Endeavour’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (SEC). Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Endeavour’s actual results and plans could differ materially from those expressed in the forward-looking statements.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms such as probable and possible reserves that the SEC’s guidelines strictly prohibit us from including in our filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by Endeavour. Endeavour is also subject to the requirements of the London Stock Exchange and considers the disclosures in this release to be appropriate and/or required under the guidelines of that exchange. Factors affecting ultimate recovery include oil and gas pricing, the scope of our ongoing drilling program, which will be directly affected by the availability of capital, drilling and production costs, availability of drilling services and equipment, drilling results, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors affecting recovery rates. Investors are urged to consider closely the disclosure in our Form 10-K and each of our Form 10-Qs, available free of charge on our internet site (http://www.endeavourcorp.com). You can also obtain these forms from the SEC on the SEC’s internet site (http://www.sec.gov) or by calling 1-800-SEC-0330.

For further information:

Endeavour – Investor Relations
Mike Kirksey	+44 (0) 207 451 2364
713-307-8788

Canaccord Adams – UK Broker
Jeffrey Auld	+44 (0) 207 050 6500

Pelham Public Relations – UK Media
Philip Dennis	+44 (0) 207 743 6363
Henry Lerwill	+44 (0) 203 178 6242

Endeavour International Corporation

Comparative Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

(Reflects the classification of our Norwegian subsidiary as discontinued operations.)

	March 31, 2009	December 31, 2008
Assets
Current Assets:
Cash and cash equivalents	$12,599	$31,421
Restricted cash	32,553	20,739
Accounts receivable	20,555	22,325
Prepaid expenses and other current assets	38,702	42,194
Current assets of discontinued operations	13,907	16,726

Total Current Assets	118,316	133,405

Property and Equipment, Net	217,518	232,346
Goodwill	213,949	213,949
Other Assets	9,674	9,165
Long Term Assets of Discontinued Operations	151,122	148,605

Total Assets	$710,579	$737,470

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$52,545	$38,630
Current maturities of debt	6,652	13,000
Accrued expenses and other	37,895	36,642
Current liabilities of discontinued operations	14,434	22,231

Total Current Liabilities	111,526	110,503

Long-Term Debt	212,552	214,855
Deferred Taxes	55,689	67,299
Other Liabilities	56,740	55,791
Long-term Liabilities of Discontinued Operations	49,432	46,051

Total Liabilities	485,939	494,499

Commitments and Contingencies

Series C Convertible Preferred Stock	125,000	125,000

Stockholders’ Equity	99,640	117,971

Total Liabilities and Stockholders’ Equity	$710,579	$737,470

Endeavour International Corporation

Comparative Condensed Consolidated Statement of Operations

(Unaudited)

(Amounts in thousands, except per share data)

(Reflects the classification of our Norwegian subsidiary as discontinued operations.)

	Three Months Ended March 31,
	2009	2008
Revenues	$16,338	$45,809

Cost of Operations:
Operating expenses	6,182	7,347
Depreciation, depletion and amortization	11,324	18,888
Impairment of oil and gas properties	29,402	—
General and administrative	3,835	3,709

Total Expenses	50,743	29,944

Income (Loss) From Operations	(34,405)	15,865

Other Income (Expense):
Derivatives:
Realized gains (losses)	11,936	(3,150)
Unrealized losses	(1,373)	(29,642)
Interest expense	(3,911)	(8,316)
Interest income and other	(341)	91

Total Other Income (Expense)	6,311	(41,017)

Loss Before Income Taxes	(28,094)	(25,152)
Income Tax Benefit	(10,952)	(8,627)

Loss from Continuing Operations	(17,142)	(16,525)
Income (Loss) from Discontinued Operations	279	(267)

Net Loss	(16,863)	(16,792)
Preferred Stock Dividends	2,669	2,695

Net Loss to Common Stockholders	$(19,532)	$(19,487)

Basic and Diluted Loss per Common Share:
Continuing operations	$(0.15)	$(0.15)
Discontinued operations	—	—

Net loss to common stockholders	$(0.15)	$(0.15)

Weighted Average Number of Common Shares Outstanding—Basic and Diluted	129,291	127,537

Endeavour International Corporation

Comparative Condensed Consolidated Statement of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended March 31,
	2009	2008
Cash Flows from Operating Activities:
Net loss	$(16,863)	$(16,792)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	16,059	21,403
Impairment of oil and gas properties	29,402	—
Deferred tax benefit	(8,423)	(3,144)
Unrealized loss on derivatives	1,373	29,642
Amortization of non-cash compensation	657	544
Amortization of loan costs and discount	1,201	3,156
Non-cash interest expense	1,279	869
Other	(1,293)	632
Changes in assets and liabilities	16,347	(7,170)

Net Cash Provided by Operating Activities	39,739	29,140

Cash Flows From Investing Activities:
Capital expenditures	(30,584)	(19,581)
Increase in restricted cash	(11,814)	—

Net Cash Used in Investing Activities	(42,398)	(19,581)

Cash Flows From Financing Activities:
Net repayments of borrowings	(10,678)	(2,000)
Payment of preferred dividends	(2,656)	—
Financing costs paid	—	(3,294)
Other financing	(50)	(246)

Net Cash Used in Financing Activities	(13,384)	(5,540)

Net Increase (Decrease) in Cash and Cash Equivalents	(16,043)	4,019
Cash and Cash Equivalents, Beginning of Period	38,156	16,440

Cash and Cash Equivalents, End of Period	$22,113	$20,459

Endeavour International Corporation

Operating Statistics

(Unaudited)

	Quarter Ended March 31,
	2009	2008
Sales volume:
Oil and condensate sales (Mbbl):
United Kingdom	178	265
United States	1	—

Continuing operations	179	265
Discontinued operations—Norway	224	96

Total	403	361

Gas sales (MMcf):
United Kingdom	1,078	2,035
United States	51	—

Continuing operations	1,129	2,035
Discontinued operations—Norway	533	599

Total	1,662	2,634

Total sales (MBOE):
United Kingdom	358	604
United States	9	—

Continuing operations	367	604
Discontinued operations—Norway	313	196

Total	680	800

BOE per day	7,551	8,796

Physical production volume:
Total production (BOE per day):
United Kingdom	4,315	7,234
United States	90	—

Continuing Operations	4,405	7,234
Discontinued operations—Norway	3,365	2,894

Total	7,770	10,128

Realized Prices (including discontinued operations):
Oil and condensate price ($ per Bbl):
Before commodity derivatives	$41.68	$89.84
Effect of commodity derivatives	$24.50	$(17.57)

Realized prices including commodity derivatives	$66.18	$72.27

Gas price ($ per Mcf):
Before commodity derivatives	$7.78	$10.93
Effect of commodity derivatives	$1.25	$1.22

Realized prices including commodity derivatives	$9.03	$12.15

Equivalent oil price ($ per BOE):
Before commodity derivatives	$43.71	$76.53
Effect of commodity derivatives	$17.56	$(3.94)

Realized prices including commodity derivatives	$61.27	$72.59

Endeavour International Corporation

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

(Amounts in millions)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income (loss) to the following non-GAAP financial measures: net income (loss) as adjusted, Adjusted EBITDA and discretionary cash flow. The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt. The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

(in thousands, except per share)	Three Months Ended March 31,
	2009	2008
Net loss	$(16,863)	$(16,792)

Depreciation, depletion and amortization	16,059	21,403
Impairment of oil and gas properties	29,402	—
Deferred tax benefit	(8,423)	(3,144)
Unrealized loss on derivative instruments	1,373	29,642
Amortization of non-cash compensation	657	544
Amortization of loan costs and discount	1,201	3,156
Non-cash interest expense	1,279	869
Other	(1,293)	632

Discretionary cash flow	$23,392	$36,310

Net loss to common shareholders, as reported	$(19,532)	$(19,487)
Impairment of oil and gas properties (net of 50% tax)	14,701	—
Unrealized (gains) losses on derivatives (net of 50% tax)	687	14,821
Currency impact of deferred taxes	1,946	12

Net loss, as adjusted	$(2,198)	$(4,654)

Net loss to common shareholders, as reported	$(19,532)	$(19,487)

Unrealized losses on derivatives	1,373	29,642
Interest expense	3,911	8,316
Depreciation, depletion and amortization	11,324	18,888
Impairment of oil and gas properties	29,402	—
Income tax benefit	(10,952)	(8,627)
(Income) loss from discontinued operations	(279)	267
Preferred stock dividends	2,669	2,695

Adjusted EBITDA	$17,916	$31,694

Discretionary cash flow is equal to cash flow from operating activities before the changes in operating assets and liabilities.